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                                                                       Exhibit 5

                         [Kirkland & Ellis Letterhead]


                                August 11, 1995



Terra Industries Inc.
600 Fourth Street
Terra Centre
Sioux City, IA  51101

      Re:  Terra Industries Inc.
           Registration Statement on Form S-4
           Registration No. 33-60853

Ladies and Gentlemen:

     We are acting as special counsel to Terra Industries Inc., a Maryland corporation (the "Company"), in connection with the proposed registration by the Company of up to $200,000,000 principal amount of the Company's 10 1/2% Senior Notes due 2005, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 33-60853) filed with the Securities and Exchange Commission (the "Commission") on July 3, 1995 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to the Indenture, dated as of June 22, 1995 (the "Indenture"), between the Company and First Trust National Association, as Trustee (the "Trustee"), in exchange for and in replacement of the Company's outstanding 10 1/2% Senior Notes due 2005, Series A (the "Notes"), of which $200,000,000 principal amount is outstanding.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we
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Terra Industries Inc.
August 11, 1995
Page 2

have deemed necessary for the purposes of this opinion, including (i) the Restated Articles of Incorporation and by-laws, each as amended to date, of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto, (iv) the Indenture and (v) the Registration Rights Agreement, dated as of June 22, 1995, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citicorp Securities, Inc.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have further assumed the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of:
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, moratorium and other similar laws affecting the rights of creditors generally, (ii) general principles of equity, regardless of whether enforceability of any obligation is considered in a proceeding in equity or at law, (iii) implied covenants of good faith, diligence, reasonableness and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (vii) any laws
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Terra Industries Inc.
August 11, 1995
Page 3

except the laws of the State of New York and the federal laws of the United States.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Notes, the Exchange Notes will be legally issued, fully paid and non-assessable and will be binding obligations of the Company.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion in the event of a change in law as a result of legislative action, judicial decision or otherwise.
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Terra Industries Inc.
August 11, 1995
Page 4

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                      Very truly yours,

                                      /s/ KIRKLAND & ELLIS

                                      KIRKLAND & ELLIS